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                                   EXHIBIT 5.1

                  Opinion of Blank Rome Comisky & McCauley LLP

                             [BLANK ROME LETTERHEAD]

                                February 26, 1999

NCO Group, Inc.
515 Pennsylvania Avenue
Fort Washington, PA 19034

         Re:  NCO Group, Inc.
              Registration Statement on Form S-4
              ----------------------------------

Gentlemen:

         We have acted as counsel to NCO Group, Inc. ("NCO") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed on February 26, 1999 by NCO pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 3,722,134 of common stock, no par value, of NCO Group, Inc. (the "Shares") in connection with the proposed merger ("Merger") of JDR Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of NCO, with and into JDR Holdings, Inc. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto and such other documents as we deemed necessary to render this opinion. We have not performed any independent investigation other than the document examination described above. We have assumed and relied on the truth, completeness and authenticity of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.

                                           Very truly yours,


                                           /s/ Blank Rome Comisky & McCauley LLP
                                           -------------------------------------
                                           BLANK ROME COMISKY & McCAULEY LLP



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                                   EXHIBIT "A"

1. NCO's Amended and Restated Articles of Incorporation and all amendments thereto.

2.   NCO's Amended and Restated Bylaws and all amendments thereto.

3. Good Standing Certificate issued by the Secretary of the Commonwealth of Pennsylvania.

4. Resolutions adopted by the Board of Directors relating to transactions contemplated by the Registration Statement.

5.   NCO's Registration Statement on Form S-4.